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                                 EXHIBIT NO. 19





                         SCHEDULE OF CERTAIN DOCUMENTS








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                         SCHEDULE OF CERTAIN DOCUMENTS
                   SUBSTANTIALLY IDENTICAL TO FILED DOCUMENTS
                    WITH PARTIES THERETO AND OTHER MATERIAL
                               DIFFERING DETAILS
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 10.f    Additional parties to Special Deferred Compensation Agreements, as amended, between Huffy Corporation and certain of its officers and key employees, in substantially the form incorporated by reference to Exhibit (ix) to Form 10-K for the fiscal year ended June 24, 1977, to Exhibit (2) to Form 10-Q for the fiscal quarter ended September 23, 1983, and to Exhibit (19)(c) to Form 10-Q for the fiscal quarter ended September 30, 1986:

                                      Nancy A. Michaud

                                      Pamela J. Whipps


 10.x Additional parties to Severance Pay Agreement, as amended, in substantially the form incorporated by reference to Exhibit
         (iv) to Form 10-Q for the fiscal quarter ended December 25, 1981:


                                      Nancy A. Michaud

                                      Pamela J. Whipps